UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

GENOCEA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 876-8191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2017, Genocea Biosciences, Inc. (the “Company”) entered into the sixth amendment (the “Sixth Amendment”) to the Consulting Agreement by and between George Siber (the “Consultant”) and the Company, dated as of May 16, 2007 and as previously amended on June 30, 2009, December 16, 2010, June 15, 2011, June 5, 2013 and June 15, 2015 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Consultant, a director on the Company’s Board of Directors, provides certain services to the Company as defined and described in the Consulting Agreement (the “Services”). The Sixth Amendment modifies the term of the Consulting Agreement and the compensation to be paid to the Consultant in exchange for the Services. Pursuant to the Sixth Amendment, the Consulting Agreement is extended to June 17, 2019 and the monthly fee paid by the Company to the Consultant is increased from $5,208 to $9,833 per month.

The Company may terminate the Consulting Agreement at any time without notice if the Consultant refuses or is unable to perform the Services or is in breach of any material provision of the Consulting Agreement. The Consulting Agreement may also be terminated by either party upon fourteen days’ prior written notice.

The foregoing descriptions of the principal terms of the Consulting Agreement and the Sixth Amendment are general descriptions only, do not purport to be complete, and are qualified in their entirety by reference to the terms of the Consulting Agreement, which is filed as an exhibit to the Company’s Registration Statement on Form S-1, filed on December 23, 2013 and of the Sixth Amendment, which is attached as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 13, 2017, the Company held its previously announced Annual Meeting of Stockholders (the “Meeting”), at which a quorum was present. At the Meeting, the stockholders of the Company voted on the two proposals as follows: (i) to elect Mr. William Clark, Mr. Ronald Cooper, and Dr. George Siber as Class III members of the board of directors to serve until the Company’s 2020 annual meeting of stockholders and until their successors are duly elected and qualified (“Proposal 1”) and (ii) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (“Proposal 2”).

The Company’s stockholders approved Proposal 1. The votes cast at the Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
William Clark	18,621,362	60,580	5,736,425
Ronald Cooper	18,611,456	70,486	5,736,425
George Siber	13,046,263	5,635,679	5,736,425

The Company stockholders approved Proposal 2. The votes cast at the Meeting were as follows: 24,327,917 shares voted for, 49,828 shares voted against and 40,622 shares abstained from voting. There were no broker non-votes with respect to Proposal 2.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ JONATHAN POOLE
Jonathan Poole
Chief Financial Officer
Date: June 15, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sixth Amendment to Consulting Agreement between Genocea Biosciences, Inc. and George Siber, dated May 16, 2007, as amended on June 13, 2017

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